Exhibit 10.5

FOURTH AMENDMENT OF LEASE AGREEMENT

FOURTH AMENDMENT TO LEASE AGREEMENT made as of the 17th day of March, 2007 by and between MITCHMAR ATLANTA PROPERTIES, INC., a Delaware corporation, having its principal office at c/o JFI, 152 West 57th Street, 56th Floor, New York, New York 10019 (hereinafter called “Landlord”), and SID TOOL CO., INC., a New York corporation having its principal office at 75 Maxess Road, Melville, New York 11747 (hereinafter called “Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated as of July 13, 1989, as amended by a First Amendment to Lease, dated as of August 10, 1996, as further amended by that certain Second Amendment to Lease, dated as of May 7, 2003, as further amended by that certain Third Amendment to Lease, dated as of November 11, 2003 (collectively, the “Lease”) for the leasing of the 524,738 square foot building (the “Building”) located on Parcel C, as defined in the Second Amendment to Lease, and known as 6700 Discovery Boulevard, Mableton, Georgia together with two building lots known as Parcel A, as defined in the Second Amendment to Lease, and Parcel B, as defined in the Second Amendment to Lease (collectively the “Demised Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions

1.1           The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2           Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

ARTICLE II
Lease Modifications

2.1           Effective as of March 17, 2007 (the “Effective Date”), the Lease is and shall be modified and amended as follows:

2.1.1                      Rent.  Article 2.1.4 of the Second Amendment to Lease is hereby modified and amended by inserting the following:

“Notwithstanding anything to the contrary set forth herein, provided Tenant is not in default under the Lease, Tenant shall receive a fixed rent credit equal to the amount Tenant pays for the premium for the required property insurance pursuant to Section 2.1.2 hereof. Tenant shall submit a paid-in-full invoice for said premium to Landlord and Landlord shall credit such amount towards the next month’s fixed rent that is due and payable under the Lease.”

2.1.2                      Insurance.  Paragraph 55(a) of the Rider to the Lease is hereby modified and amended by inserting the following:

“Throughout the term of the Lease, Tenant shall obtain and maintain in full force and effect property insurance against hazards covered by an all risk coverage insurance policy (including fire, extended coverage, vandalism, malicious mischief and sprinkler leakage) as Landlord may reasonably, from time to time, require, covering the Premises, including the Building, all improvements constructed thereon and fixtures and equipment, stock in trade, furniture, furnishings and other personal property located on or about the Building to the extent of their full insurable value but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies. For all purposes of this Lease, “full insurable value” means the actual replacement cost of the Building without physical depreciation and said “full insurable value” shall be determined at the request of Landlord by an architect, appraiser, or appraisal company, selected and paid by Tenant and reasonably acceptable to Landlord.”

ARTICLE
Broker

3.1           Tenant represents that this Agreement was not brought about by any broker and all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Tenant agrees that if any claim is made for commissions by any broker through or on account of any acts of Tenant, Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord’s reasonable attorney’s fees and disbursements.

ARTICLE IV
Ratification

4.1           Tenant represents and warrants that the Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord’s performance under the Lease to this date.

4.2           The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions, of this Agreement shall control.

4.3           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease Agreement as of the day and year first above written.

               MITCHMAR ATLANTA PROPERTIES, INC.

               By:_______________________
                  Name:  Mitchell Jacobson
                  Title:  President

                SID TOOL CO., INC.

                By:_______________________
                  Name:  Shelley M. Boxer
                  Title:  V.P. Finance